UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 3, 2023 (October 31, 2023).

CLEAN ENERGY TECHNOLOGIES, INC.

(Exact name of Company as specified in its charter)

Nevada	001-41654	20-2675800
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2990 Redhill Avenue

Costa Mesa, CA 92626

(Address of principal executive offices)

Phone: (949) 273-4990

(Company’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	CETY	Nasdaq

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 31, 2023, Clean Energy Technologies, Inc. (the “Company”) filed with the Nevada Secretary of State a certificate of designation designating 3,500,000 shares of the undesignated and authorized preferred stock of the Company, par value $0.001 per share, as the 15% Series E Convertible Preferred Stock (the “Series E Preferred Stock”) and setting forth the rights, preferences and limitations of such Series E Preferred Stock.

The Series E Preferred Stock has a stated value of $1.00 (the “Stated Value”) per share. Each holder of the Series E Preferred Stock is entitled to receive dividends payable on the Stated Value of the Series E Preferred Stock at a rate of 15% per annum. The Series E Preferred Stock is convertible at the option of the holder thereof into such number of common stocks of the Company, par value $0.001 per share, as is determined by dividing the Stated Value per share plus accrued and unpaid dividends thereon by the conversion price of $1.00, subject to a 4.99% beneficial ownership limitation. Each holder of Series E Preferred Stock also enjoys certain voting rights and preferences upon liquidation.

The foregoing description of the terms of the Series E Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the full text of Certificate of Designations, Preferences, and Rights of Series E Convertible Preferred Stock, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statement and Exhibits.

Exhibit No.	Description
4.1	Certificate of Designations, Preferences, and Rights of Series E Convertible Preferred Stock
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Clean Energy Technologies, Inc.

/s/ Kambiz Mahdi
By:	Kambiz Mahdi
Chief Executive Officer

Date:	November 3, 2023